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		SPECIMEN - NOT AN OFFICIAL FILING

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	THIS COMPANY SHOULD HAVE NO MONEY.
	SHOULD GO INTO FEE POLLING.  CREATE FEE POLLING
	ASSIGNMENT AND WAIVE FEE.